EXHIBIT 99.1

Veritiv Announces Fourth Quarter and

Full Year 2017 Financial Results

Reports Fiscal Year Net Sales of $8.4 Billion,

Net Loss of $(13.3) Million,

Basic and Diluted Loss per Share of $(0.85), and

Adjusted EBITDA of $176.4 Million

ATLANTA (March 1, 2018) — Veritiv Corporation (NYSE: VRTV), a North American leader in business-to-business distribution solutions, today announced financial results for the fourth quarter and full year ended December 31, 2017.

“Our solid fourth quarter results brought to a close a challenging, but very important year for Veritiv. Once again led by growth in Packaging and Facility Solutions, our comparative reported quarterly and annual revenue performance was the strongest we have had since becoming a public company,” said Mary Laschinger, Chairman and CEO of Veritiv Corporation.  “In the fourth quarter we also reported a nearly 20% increase in consolidated Adjusted EBITDA over the prior year quarter which was largely driven by strength in our Packaging business, and the impact of one extra shipping day.”

For the three months ended December 31, 2017, compared to the three months ended December 31, 2016:

•                  Net sales were $2.2 billion, an increase of 5.0% from the prior year. Net sales increased 2.7% from the prior year, excluding the positive effect of foreign currency (0.5%) and the positive effect of one more shipping day (1.7%) in the fourth quarter of 2017.

•                  Net income was $12.3 million, compared to net income of $4.2 million in the prior year. Net acquisition, integration and restructuring charges were $(4.9) million in the fourth quarter of 2017 and $11.5 million in the prior year.

•                  Basic and diluted earnings per share were $0.78 and $0.77, respectively, compared to $0.26 for basic and diluted earnings per share in the prior year.

•                  Adjusted EBITDA was $60.0 million, an increase of 19.8% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.7%, an increase of 30 basis points from the prior year.

For the year ended December 31, 2017, compared to the year ended December 31, 2016:

•                  Net sales were $8.4 billion, an increase of 0.5% from the prior year. Net sales increased 0.7% from the prior year, excluding the positive effect of foreign currency (0.2%) and the negative effect of one less shipping day (0.4%) in 2017.

•                  Net loss was $(13.3) million, compared to net income of $21.0 million in the prior year. Net acquisition, integration and restructuring charges were $53.2 million in 2017 and $38.3 million in the prior year.

•                  Basic and diluted loss per share was $(0.85), compared to $1.31 and $1.30 for basic and diluted earnings per share, respectively, in the prior year.

•                  Adjusted EBITDA was $176.4 million, a decrease of 8.2% from the prior year.

•                  Adjusted EBITDA as a percentage of net sales was 2.1%, a decrease of 20 basis points from the prior year.

“We have now captured 90% of the high end of our expected synergies of $225 million established in 2014.  The initial synergy capture is effectively complete and we consider it to be a success.  Our operating system conversion and warehouse consolidations will be substantially complete by the end of 2018,” said Stephen Smith, Senior Vice President and Chief Financial Officer of Veritiv Corporation.  “With the integration nearing completion during the second half of 2018, we plan to transition to the optimization element of our strategy.”

Veritiv Corporation will host a live conference call and webcast today, March 1, 2018, at 10 a.m. (ET) to discuss its fourth quarter and full year 2017 financial results. To participate, callers within the U.S. and Canada can dial (833) 241-7249, and international callers can dial (647) 689-4213, both using conference ID number 7089015.  Interested parties can also listen online at ir.veritivcorp.com.  A replay of the call and webcast will be available online for a limited period of time at ir.veritivcorp.com shortly after the live webcast is completed.

Important information regarding U.S. generally accepted accounting principles (“U.S. GAAP”) and related reconciliations of non-GAAP financial measures to the most comparable U.S. GAAP measures can be found in the schedules to this press release, which should be thoroughly reviewed.

About Veritiv

Veritiv Corporation (NYSE: VRTV), headquartered in Atlanta and a Fortune 500® company, is a leading North American business-to-business distributor of packaging, facility solutions, print and publishing products and services; and also a provider of logistics and supply chain management solutions. Serving customers in a wide range of industries, the Company has approximately 170 operating distribution centers throughout the U.S., Canada and Mexico, and employs approximately 8,900 team members that help shape the success of its customers.  For more information about Veritiv and its business segments visit www.veritivcorp.com.

Safe Harbor Provision

Certain statements contained in this press release regarding Veritiv Corporation’s (the “Company”) future operating results, performance, business plans, prospects, guidance and any other statements not constituting historical fact are “forward-looking statements” subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Where possible, the words “believe,” “expect,” “anticipate,” “continue,” “intend,” “should,” “will,” “would,” “planned,” “estimated,” “potential,” “goal,” “outlook,” “may,” “predicts,” “could,” or the negative of such terms, or other comparable expressions, as they relate to the Company or its business, have been used to identify such forward-looking statements. All forward-looking statements reflect only the Company’s current beliefs and assumptions with respect to future operating results, performance, business plans, prospects, guidance and other matters, and are based on information currently available to the Company. Accordingly, the statements are subject to significant risks, uncertainties and contingencies, which could cause the Company’s actual operating results, performance, business plans, prospects or guidance to differ materially from those expressed in, or implied by, these statements.

Factors that could cause actual results to differ materially from current expectations include risks and other factors described under “Risk Factors” in our Annual Report on Form 10-K and elsewhere in the Company’s publicly available reports filed with the Securities and Exchange Commission (“SEC”), which contain a discussion of various factors that may affect the Company’s business or financial results. Such risks and other factors, which in some instances are beyond the Company’s control, include: the industry-wide decline in demand for paper and related products; increased competition from existing and non-traditional sources; adverse developments in general business and economic conditions as well as conditions in the global capital and credit markets; foreign currency fluctuations; our ability to attract, train and retain highly qualified employees; the effects of work stoppages, union negotiations and labor disputes; the loss of any of our significant customers; changes in business conditions in our international operations; procurement and other risks in obtaining packaging, paper and facility products from our suppliers for resale to our customers; changes in prices for raw materials; fuel cost increases; inclement weather, anti-terrorism measures and other disruptions to the transportation network; our dependence on a variety of IT and telecommunications systems and the Internet; our reliance on third-party vendors for various services; cyber-security risks; costs to comply with laws, rules and regulations, including environmental, health and safety laws, and to satisfy any liability or obligation imposed under such laws; regulatory changes and judicial rulings impacting our business; adverse results from litigation, governmental investigations or audits, or tax-related proceedings or audits; our inability to renew existing leases on acceptable terms, negotiate rent decreases or concessions and identify affordable real estate; our ability to adequately protect our material intellectual property and other proprietary rights, or to defend successfully against intellectual property infringement claims by third parties; our pension and health care costs and participation in multi-employer pension, health and welfare plans; increasing interest rates; our ability to generate sufficient cash to service our debt; our ability to comply with the covenants contained in our debt agreements; our ability to refinance or restructure our debt on reasonable terms and conditions as might be necessary from time to time; changes in accounting standards and methodologies; our ability to realize the full benefit of the anticipated synergies, cost savings and growth opportunities from the merger transaction and our ability to integrate the xpedx business with the Unisource business; the possibility of incurring expenditures in excess of those currently budgeted in connection with the integration; and other events of which we are presently unaware or that we currently deem immaterial that may result in unexpected adverse operating results. The Company is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet service providers. This press release is being furnished to the SEC through a Form 8-K. The Company’s Annual Report on Form 10-K for the year ended December 31, 2017 to be filed with the SEC may contain updates to the information included in this release.

Financial Statements

VERITIV CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share data, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net sales	$2,224.4	$2,119.4	$8,364.7	$8,326.6
Cost of products sold (exclusive of depreciation and amortization shown separately below)	1,820.2	1,740.2	6,846.6	6,826.4
Distribution expenses	136.0	129.9	516.9	505.1
Selling and administrative expenses	222.2	210.3	872.6	826.2
Depreciation and amortization	14.3	14.2	54.2	54.7
Acquisition and integration expenses	8.4	6.3	36.5	25.9
Restructuring charges, net	(13.3)	5.2	16.7	12.4
Operating income	36.6	13.3	21.2	75.9
Interest expense, net	9.1	6.4	31.2	27.5
Other (income) expense, net	(9.3)	1.3	(8.1)	7.6
Income (loss) before income taxes	36.8	5.6	(1.9)	40.8
Income tax expense	24.5	1.4	11.4	19.8
Net income (loss)	$12.3	$4.2	$(13.3)	$21.0

Earnings (loss) per share:
Basic earnings (loss) per share	$0.78	$0.26	$(0.85)	$1.31
Diluted earnings (loss) per share	$0.77	$0.26	$(0.85)	$1.30

Weighted average shares outstanding:
Basic	15.70	15.87	15.70	15.97
Diluted	15.98	16.21	15.70	16.15

VERITIV CORPORATION

CONSOLIDATED BALANCE SHEETS

(dollars in millions, except par value)

	December 31, 2017	December 31, 2016
Assets
Current assets:
Cash	$80.3	$69.6
Accounts receivable, less allowances of $44.0 and $34.5, respectively	1,174.3	1,048.3
Related party receivable	3.3	3.9
Inventories	722.7	707.9
Other current assets	133.5	118.9
Total current assets	2,114.1	1,948.6
Property and equipment (net of depreciation and amortization of $314.6 and $292.8, respectively)	340.2	371.8
Goodwill	99.6	50.2
Other intangibles, net	64.1	21.0
Deferred income tax assets	59.6	61.8
Other non-current assets	30.8	30.3
Total assets	$2,708.4	$2,483.7
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$680.1	$654.1
Related party payable	8.5	9.0
Accrued payroll and benefits	73.5	84.4
Other accrued liabilities	134.6	102.5
Current maturities of long-term debt	2.9	2.9
Financing obligations, current portion (including obligations to related party of $7.1 and $14.9, respectively)	7.8	14.9
Total current liabilities	907.4	867.8
Long-term debt, net of current maturities	908.3	749.2
Financing obligations, less current portion (including obligations to related party of $155.2 and $176.1, respectively)	181.6	176.1
Defined benefit pension obligations	24.4	27.6
Other non-current liabilities	137.0	121.2
Total liabilities	2,158.7	1,941.9
Commitments and contingencies
Shareholders’ equity:
Preferred stock, $0.01 par value, 10.0 million shares authorized, none issued	—	—
Common stock, $0.01 par value, 100.0 million shares authorized, 16.0 million shares issued; shares outstanding - 15.7 million at December 31, 2017 and 2016	0.2	0.2
Additional paid-in capital	590.2	574.5
Accumulated earnings	6.4	19.7
Accumulated other comprehensive loss	(33.5)	(39.0)
Treasury stock at cost - 0.3 million shares at December 31, 2017 and 2016	(13.6)	(13.6)
Total shareholders’ equity	549.7	541.8
Total liabilities and shareholders’ equity	$2,708.4	$2,483.7

VERITIV CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Year Ended December 31,
	2017	2016
Operating activities
Net income (loss)	$(13.3)	$21.0
Depreciation and amortization	54.2	54.7
Amortization and write-off of deferred financing fees	2.6	5.6
Net losses (gains) on dispositions of property and equipment	(25.7)	(0.8)
Goodwill and long-lived asset impairment charges	8.4	7.7
Provision for allowance for doubtful accounts	15.9	2.2
Deferred income tax provision	1.9	11.1
Stock-based compensation	15.7	8.3
Other non-cash items, net	(8.8)	3.7
Changes in operating assets and liabilities
Accounts receivable and related party receivable	(101.9)	(14.7)
Inventories	30.1	13.1
Other current assets	(8.4)	(11.4)
Accounts payable and related party payable	48.3	69.9
Accrued payroll and benefits	(11.3)	(40.9)
Other accrued liabilities	13.6	(3.6)
Other	15.3	14.3
Net cash provided by operating activities	36.6	140.2
Investing activities
Property and equipment additions	(32.5)	(41.0)
Proceeds from asset sales	51.1	6.6
Cash paid for purchase of business, net of cash acquired	(144.8)	—
Net cash used for investing activities	(126.2)	(34.4)
Financing activities
Change in book overdrafts	(40.5)	18.9
Borrowings of long-term debt	4,898.8	4,555.8
Repayments of long-term debt	(4,731.5)	(4,625.9)
Payments under equipment capital lease obligations	(2.7)	(3.2)
Payments under financing obligations (including obligations to related party of $15.0 and $19.9 respectively)	(16.4)	(19.9)
Deferred financing fees	—	(2.0)
Purchase of treasury stock	—	(13.6)
Payments under Tax Receivable Agreement	(8.5)	—
Net cash provided by (used for) financing activities	99.2	(89.9)
Effect of exchange rate changes on cash	1.1	(0.7)
Net change in cash	10.7	15.2
Cash at beginning of period	69.6	54.4
Cash at end of period	$80.3	$69.6
Supplemental cash flow information
Cash paid for income taxes, net of refunds	$3.7	$11.6
Cash paid for interest	27.6	20.6
Non-cash investing and financing activities
Non-cash additions to property and equipment	$17.8	$20.8
Contingent consideration for purchase of business: Earn-out	22.2	—

Non-GAAP Measures

We supplement our financial information prepared in accordance with U.S. GAAP with certain non-GAAP measures including Adjusted EBITDA (earnings before interest, income taxes, depreciation and amortization, restructuring charges, net, acquisition and integration expenses and other similar charges including any severance costs, costs associated with warehouse and office openings or closings, consolidation, and relocation and other business optimization expenses, stock-based compensation expense, changes in the LIFO reserve, non-restructuring asset impairment charges, non-restructuring severance charges, non-restructuring pension charges, fair value adjustments related to contingent liabilities assumed in mergers and acquisitions and certain other adjustments) because we believe investors commonly use Adjusted EBITDA  as a key financial metric for valuing companies. In addition, the credit agreement governing our asset-based lending facility permits us to exclude the foregoing and other charges in calculating “Consolidated EBITDA”, as defined in the facility. We approximate foreign currency effects by applying the foreign currency exchange rate for the prior period to the local currency results for the current period.

Adjusted EBITDA is not an alternative measure of financial performance under GAAP. Non-GAAP measures do not have definitions under GAAP and may be defined differently by, and not be comparable to, similarly titled measures used by other companies. As a result, we consider and evaluate non-GAAP measures in connection with a review of the most directly comparable measure calculated in accordance with GAAP. We caution investors not to place undue reliance on such non-GAAP measures and to consider them with the most directly comparable GAAP measures. Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for analyzing our results as reported under GAAP. Please see the following tables for reconciliations of non-GAAP measures to the most comparable GAAP measures.

Table I

VERITIV CORPORATION

RECONCILIATION OF NON-GAAP MEASURES

NET INCOME (LOSS) TO ADJUSTED EBITDA; ADJUSTED EBITDA MARGIN

(in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2017	2016	2017	2016
Net income (loss)	$12.3	$4.2	$(13.3)	$21.0
Interest expense, net	9.1	6.4	31.2	27.5
Income tax expense	24.5	1.4	11.4	19.8
Depreciation and amortization	14.3	14.2	54.2	54.7
EBITDA	60.2	26.2	83.5	123.0
Restructuring charges, net	(13.3)	5.2	16.7	12.4
Stock-based compensation	4.1	1.1	15.7	8.3
LIFO reserve increase	3.7	6.3	7.1	3.6
Non-restructuring asset impairment charges	—	3.7	8.4	7.7
Non-restructuring severance charges	2.0	0.7	3.5	3.1
Non-restructuring pension charges	—	0.1	2.2	2.4
Acquisition and integration expenses	8.4	6.3	36.5	25.9
Fair value adjustment on Tax Receivable Agreement contingent liability	(11.0)	0.1	(9.4)	4.9
Fair value adjustment on contingent consideration liability	2.0	—	2.0	—
Escheat audit contingent liability	3.0	—	7.5	—
Other	0.9	0.4	2.7	0.9
Adjusted EBITDA	$60.0	$50.1	$176.4	$192.2

Net sales	$2,224.4	$2,119.4	$8,364.7	$8,326.6
Adjusted EBITDA as a % of net sales	2.7%	2.4%	2.1%	2.3%

Veritiv Contacts:

Investors: Tom Morabito, 770-391-8451	Media: Phil Taylor, 770-391-8415